Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2/A, of OrganiTech USA, Inc. and Subsidiary (A Development Stage Company) of our report dated July 13, 2005, relating to the consolidated financial statements of OrganiTech USA, Inc. and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Amper, Politziner, & Mattia, P.C.
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Amper, Politziner, & Mattia, P.C.
Edison, New Jersey
Date:  July 26, 2006